UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 15, 2008

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 15, 2008, Blue Coat Systems, Inc. (the “Company”) entered into a Design and Manufacturing Services Agreement (the “Agreement”) with Inventec Enterprise System Corporation (“Inventec”), under which Inventec may provide design and manufacturing services to the Company with respect to products designated by the Company. Pursuant to this Agreement, the terms for the design, manufacture and purchase of each particular product are individually negotiated, and upon agreement by the parties, such terms are included in a product information document. There is no minimum level of commitment required by any of the parties under this Agreement, other than as set forth in an agreed upon product information document. The Agreement has a term of three years and is automatically renewed for one-year periods until terminated in accordance with its terms.

The above description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is expected to be filed as an exhibit to the Company’s annual report on Form 10-K for the period ended April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: February 22, 2008	By:	/s/ Brian NeSmith
Brian NeSmith Chief Executive Officer (Principal Executive Officer)